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                                                                EXHIBIT 99.1











                                REGISTRATION AGREEMENT


                             DATED AS OF FEBRUARY 8, 1999


                                       BETWEEN


                                    LANDAUER, INC.

                                         AND

                                   MARVIN G. SCHORR



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                                REGISTRATION AGREEMENT


       REGISTRATION AGREEMENT (this "Agreement") dated as of February 8, 1999 between Landauer, Inc. (the "Company") and Marvin G. Schorr (the "Holder").

                                      WITNESSETH

       WHEREAS, the Company has agreed to Register Shares of the Holder;

       WHEREAS, the parties hereto hereby desire to set forth the Holders' rights and the Company's obligations to cause the registration of the Shares pursuant to the Securities Act;

       NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       SECTION 1.    DEFINITIONS AND USAGE.

              As used in this Agreement:

              1.1.   DEFINITIONS.

              AGENT. "Agent" means the principal placement agent on any agented placement of Shares.

              COMMISSION. "Commission" shall mean the Securities and Exchange Commission.

              COMMON STOCK. "Common Stock" shall mean the common stock, par value $.10 per share, of the Company.

              EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934.

              HOLDER. "Holder" shall have the meaning set forth in the first paragraph.

              PERSON. "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof.

              REGISTER, REGISTERED AND REGISTRATION.  "Register",
"registered", and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

              REGISTRATION EXPENSES. "Registration Expenses" shall have the meaning set forth in SECTION 4.1.

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              REGISTRATION STATEMENT.  "Registration Statement" shall have the meaning set forth in SECTION 2.1.

              SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933.

              SHARES. "Shares" shall mean up to 300,000 shares of Common Stock held by the Holder on the date of this Agreement.

              TRANSFER. "Transfer" shall mean and include the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); PROVIDED HOWEVER, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a "Transfer".

              UNDERWRITERS' REPRESENTATIVE. "Underwriters' Representative" shall mean, with respect to any underwritten offering of Shares, the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

              VIOLATION.  "Violation" shall have the meaning set forth in
SECTION 5.1.

              1.2.   USAGE.

                     (i) References to a Person are also references to its assigns and successors in interest.

                     (ii) References to Shares "owned" by the Holder shall include Shares beneficially owned by the Holder but which are held of record in the name of a nominee, trustee, custodian, or other agent.

                     (iii) References to a document are to it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

                     (iv) References to Sections are to sections hereof, unless the context otherwise requires.

                     (v) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

                     (vi) The term "including" and correlative terms shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.

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                     (vii)  The term "hereof" and similar terms refer to this
Agreement as a whole.

                     (viii) The "date of" any notice or request given pursuant to this Agreement shall be determined in accordance with SECTION 8.

       SECTION 2. REGISTRATION PROCEDURES. To effect the registration of the Shares, the Company shall, as expeditiously as practicable:

              2.1. Prepare and file with the Commission a registration statement on Form S-3 with respect to the Shares (the "Registration Statement") and use the Company's reasonable efforts to cause such registration statement to become effective.

              2.2. Prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act and rules thereunder with respect to the disposition of the Shares. If the registration is for an underwritten offering, the Company shall amend the Registration Statement or supplement the prospectus thereto whenever required by the terms of the underwriting agreement entered into pursuant to SECTION 3.2 and to include the names of the underwriters and the planned methods of distribution. Pending such amendment or supplement the Holder shall cease making offers or Transfers of Shares pursuant to the prior prospectus. The Company shall maintain the effectiveness of the Registration Statement until the earlier of (i) ninety (90) days after the Holder is no longer a director of the Company, or (ii) until all of the Shares are sold. In the event that any Shares included in the Registration Statement remain unsold at the end of the period during which the Company is obligated to use reasonable efforts to maintain the effectiveness of such registration statement, the Company may file a post-effective amendment to such registration statement for the purpose of removing such Shares from registered status.

              2.3. Furnish to the Holder, without charge, such numbers of copies of the Registration Statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as the Holder may reasonably request in order to facilitate the disposition of the Shares.

              2.4. Use the Company's reasonable efforts (i) to register and qualify the Shares under such other securities or Blue Sky laws of such states or jurisdictions as shall be reasonably requested by the Underwriters' Representative or Agent, and (ii) to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and Transfer of any of the Shares in any jurisdiction, at the earliest possible moment; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

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              2.5.   In the event of any underwritten or agented offering,
enter into and perform the Company's obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering. The Company shall also cooperate with the Holder, and the Underwriters' Representative or Agent for such offering in the marketing of the Shares, including making available the Company's officers, accountants, counsel, premises, books and records for such purpose, but the Company shall not be required to incur any material out-of-pocket expense pursuant to this sentence.

              2.6. Promptly notify the Holder of any stop order issued or threatened to be issued by the Commission in connection therewith (and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered).

              2.7. Make available for inspection by the Holder, any underwriter participating in such offering and the representatives of the Holder and underwriter, all financial and other information as shall be reasonably requested by them, and provide the Holder, any underwriter participating in such offering and the representatives of the Holder and underwriter the reasonable opportunity to discuss the business affairs of the Company with its principal executives and independent public accountants who have certified the audited financial statements included in the Registration Statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; PROVIDED, HOWEVER, that information that the Company determines, in good faith, to be confidential and which the Company advises such Person in writing, is confidential shall not be disclosed unless such Person signs a confidentiality agreement reasonably satisfactory to the Company or the Holder agrees to be responsible for such Person's breach of confidentiality on terms reasonably satisfactory to the Company.

              2.8. In the event of any underwritten offering, use the Company's reasonable efforts to obtain a so-called "comfort letter" from its independent public accountants, and legal opinions of counsel to the Company addressed to the Underwriters' Representative, in customary form and covering such matters of the type customarily covered by such letters. The Company shall furnish to the Holder a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to the Holder furnishing such written representations or acknowledgments as are customarily provided by selling shareholders who request or receive such comfort letters or opinions.

              2.9. Provide and cause to be maintained a transfer agent and registrar for the Shares from and after a date not later than the effective date of the Registration Statement.

              2.10. Use reasonable efforts to cause the Shares covered by the Registration Statement (i) to be listed on a securities exchange or included for quotation in a recognized trading market for a reasonable period of time after the offering, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder to consummate the disposition of the Shares.

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       SECTION 3.    HOLDERS' OBLIGATIONS.  3.1.  It shall be a condition
precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Shares of the Holder that the Holder shall:

              (a) Furnish to the Company such information regarding the Holder, the number of the shares of Common Stock owned by the Holder, and the intended method of disposition of such securities as shall be required to effect the registration of the Shares, and to cooperate with the Company in preparing such registration; and

              (b) In the case of an underwritten offering, execute the underwriting agreement agreed to by the Company and the Holder.

               3.2. Upon the completion of the sale of the Shares pursuant to this Agreement, the Holder shall promptly notify the Company of such completion.

       SECTION 4. EXPENSES OF REGISTRATION. Expenses in connection with registration of the Shares shall be allocated and paid as follows:

              4.1. The Company shall bear and pay all expenses incurred in connection with the registration, filing, or qualification of the Shares, including all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Company, and of the Company's independent public accountants, (the "Registration Expenses") (which right may be Transferred to any Person to whom Shares are Transferred as permitted by SECTION 7), but excluding underwriting discounts and commissions relating to the Shares (which shall be paid by the Holder).

              4.2. Any failure of the Company to pay any Registration Expenses as required by this SECTION 5 shall not relieve the Company of its obligations under this Agreement.

       SECTION 5. INDEMNIFICATION; CONTRIBUTION. Upon the registration of the Shares pursuant to this Agreement:

              5.1. To the extent permitted by applicable law, the Company shall indemnify and hold harmless the Holder, each Person, if any, who controls the Holder within the meaning of the Securities Act, and each officer, director, partner, and employee of the Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                     (i) Any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

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                     (ii)   The omission or alleged omission to state therein
a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                     (iii) Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

PROVIDED, HOWEVER, that the indemnification required by this SECTION 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration; PROVIDED, FURTHER, that the indemnity agreement contained in this SECTION 5 shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holder.

              5.2. To the extent permitted by applicable law, the Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act, and each officer, director, partner or employee of such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with the registration of the Shares; PROVIDED, HOWEVER, that (x) the indemnification required by this SECTION 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, and (y) in no event shall the amount of any indemnity under this SECTION 5.2 exceed the gross proceeds from the applicable offering received by the Holder.

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              5.3.   Promptly after receipt by an indemnified party under
this SECTION 5 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this SECTION 5, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this SECTION 5 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this SECTION 5. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding, or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

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              5.4.   If the indemnification required by this SECTION 5 from
the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this SECTION 5:

                     (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in SECTION
5.1 and SECTION 5.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                     (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 5.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in
SECTION 5.4(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

              5.5. If indemnification is available under this SECTION 5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this SECTION 5 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in SECTION 5.4.

              5.6.   The obligations of the Company and the Holder under this
SECTION 5 shall survive the completion of any offering of Shares pursuant to the Registration Statement and otherwise.

       SECTION 6.    AMENDMENT, MODIFICATION AND WAIVERS; FURTHER ASSURANCES.

              6.1 This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of the Holder to such amendment, action or omission to act.

              6.2. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to

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the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

              6.3 Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

       SECTION 7. ASSIGNMENT; BENEFIT. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, executors, administrators or successors; PROVIDED, HOWEVER, that except as specifically provided herein with respect to certain matters, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by the Holder to any person who purchases such Shares from the Holder, unless such transferee is an "affiliate" of the Company within the meaning of Rule 144(a)(1) adopted by the Commission pursuant to the Securities Act.

       SECTION 8.    MISCELLANEOUS.

              8.1. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

              8.2. NOTICES. All notices and requests given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), confirmed facsimile or overnight air courier guaranteeing next business day delivery. Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be: at the time delivered, if personally delivered or mailed; when actual confirmed receipt is acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

       If to the Company, to:

                     Landauer, Inc.
                     2 Science Road
                     Glenwood, Illinois 60425
                     Attn: Brent A. Latta
                     Facsimile:  (708) 755-7011

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              with a copy to:

                     Sidley & Austin
                     One First National Plaza
                     Chicago, Illinois 60603
                     Attn:  Larry Barden
                     Facsimile:  (312) 853-7036

       If to the Holder:

                     Dr. Marvin G. Schorr
                     Tech/Ops Corp.
                     24th Floor
                     One Beacon Street
                     Boston, MA  02108
                     Facsimile:  (617) 523-0073

              8.3. ENTIRE AGREEMENT; INTEGRATION. This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and such agreements embody the entire understanding among the parties relating to such subject matter.

              8.4. INJUNCTIVE RELIEF. Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

              8.5. SECTION HEADINGS. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

              8.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

              8.7. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

              8.8. FILING. A copy of this Agreement and of all amendments thereto shall be filed at the principal executive office of the Company with the Corporate Secretary of the Company.

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               8.9.   TERMINATION.  This Agreement may be terminated at any
time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than SECTION 5 hereof) shall terminate in its entirety on such date as there shall be no Shares outstanding, PROVIDED that any Shares previously subject to this Agreement shall not be Shares subject to this Agreement following the sale of any such shares in an offering registered pursuant to this Agreement.

              8.10. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.


              8.11. NO THIRD PARTY BENEFICIARIES. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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       IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.


                                          LANDAUER, INC.


                                          By:  /s/ Brent A. Latta
                                               -----------------------------
                                               Name: Brent A. Latta
                                               Title: President and CEO


                                               /s/ Marvin G. Schorr
                                               ------------------------------
                                               Marvin G. Schorr